UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2005

General Electric Company
(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

The Management Development and Compensation Committee of General Electric Company’s Board of Directors has been reviewing and considering changes to its policy with respect to the personal use of corporate aircraft by executives for several months. Based on its review, the Committee decided this month to modify its policy to require any Vice Chairman to lease corporate aircraft for any personal use in excess of $200,000 per year. Prior to this modification, Vice Chairmen could use corporate aircraft for personal use without lease requirements. Any such lease will be pursuant to an aircraft time sharing agreement, and the amount of the expenses of each flight to be paid by any Vice Chairman under such agreement will be the maximum established under Federal Aviation Administration (FAA) rules.

In connection with this policy, on June 15, 2005, the General Electric Company and Dennis D. Dammerman, Vice Chairman of the Board and Executive Officer of the Company, entered into an aircraft time sharing agreement pursuant to which Mr. Dammerman may lease the aircraft from the Company for his personal use. Mr. Dammerman will pay the Company for the actual expenses of each specific flight to the maximum extent permitted under FAA rules, which expenses include and are limited to: (a) fuel, oil, lubricants and other additives; (b) travel expenses of the crew, including food, lodging and ground transportation; (c) hangar and tie down costs away from the aircraft’s base of operation; (d) insurance obtained for the specific flight; (e) landing fees, airport taxes and similar assessments; (f) customs, foreign permit and similar fees directly related to the flight; (g) in-flight food and beverages; (h) passenger ground transportation; (i) flight planning and weather contract services; and (j) an additional charge equal to one hundred percent (100%) of the expenses listed in clause (a) above.

The Company and flight crew retain the authority to determine what flights may be scheduled and when a flight may be cancelled or changed for safety or maintenance reasons.

This agreement will terminate on the earlier of (a) termination by mutual consent, (b) the date of Mr. Dammerman’s retirement from the Company or (c) the date of Mr. Dammerman’s death.

A copy of the aircraft time sharing agreement is attached hereto as Exhibit 10 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10	Aircraft Time Sharing Agreement, dated June 15, 2005, by General Electric Company and Dennis D. Dammerman

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: June 21, 2005	/s/	Philip D. Ameen
Philip D. Ameen
Vice President and Comptroller

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